                                                                     EXHIBIT 3.1

                                   RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       COLORADO GREENHOUSE HOLDINGS, INC.
                           (PURSUANT TO SECTION 245)

          Colorado Greenhouse Holdings, Inc. (the "Corporation"), a corporation
                                                  -----------
organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows for the purpose of restating its Certificate of Incorporation:

     1. That the Corporation was originally incorporated under the name Colorado Greenhouse, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 30, 1996.

     2. That the Board of Directors of the Corporation duly adopted resolutions containing the provisions of this Restated Certificate of Incorporation of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     3. That this Restated Certificate of Incorporation only restates and integrates and does not further amend the Corporation's Certificate of Incorporation. There is no discrepancy between the provisions of this Restated Certificate of Incorporation and the Corporation's Certificate of Incorporation as heretofore amended and supplemented. The Corporation did not seek the approval of its stockholders.

     4. That the Corporation's Certificate of Incorporation be restated in its entirety as follows:

                                   ARTICLE I

                                      NAME

          The name of the Corporation is Colorado Greenhouse Holdings, Inc.

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

          The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                               NATURE OF BUSINESS

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activities for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                             CAPITAL; SHAREHOLDERS

     4.1  Authorized Capital.  The aggregate number of shares of all classes of
          ------------------
stock that the Corporation shall have authority to issue is 22,050,000 shares, each having a par value of $.001 per share, of which 12,675,000 shares shall be classified as common stock ("Common Stock"), and 9,375,000 shares shall be
                             ------------
classified as preferred stock ("Preferred Stock").  The Preferred Stock
                                ---------------
authorized by this Certificate of Incorporation shall be issued in series, including Series A Preferred Stock (the "Series A Preferred Stock"), which shall
                                         ------------------------
consist of 6,200,000 shares, Series B Convertible Preferred Stock (the "Series B
                                                                        --------
Preferred Stock"), which shall consist of 1,893,000 shares, and Series C
---------------
Convertible Preferred Stock (the "Series C Preferred Stock"), which shall
                                  ------------------------
consist of 1,275,000 shares.

     4.2  Relative Rights and Preferences.  The designations, preferences,
          -------------------------------
limitations and relative rights of the shares of each class of stock which the Corporation is authorized to issue, and the limitations thereof, are set forth in the following provisions of this Section 4.2:

     (a)  Common Stock.
          ------------

          (i)  General.  The dividend and liquidation rights of the holders of
               -------
the Common Stock are junior to, subject to and qualified by, the rights of the holders of each class of Preferred Stock.

          (ii) Dividends.  Subject to Section 4.2(a)(i), dividends may be
               ---------
declared and paid on the Common Stock out of the assets lawfully available therefor when, as and if determined by the Board of Directors.

          (iii) Liquidation.  Subject to Section 4.2(a)(i), after the completion
                -----------
 of all distributions required to be made to the holders any then-existing series of Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, if assets remain in this Corporation, all such assets shall be distributed ratably among the holders of shares of the Common Stock.

          (iv)  Voting. Each holder of Common Stock of record shall have one
                ------
vote for each share of stock outstanding in his name and on the books of the Corporation, except that in the election of directors he shall have the right to vote each such share for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

          (v)   Redemption.  The Common Stock is not redeemable.
                ----------

     (b) Series A Preferred Stock.  The rights, preferences, privileges and
         ------------------------
restrictions granted to and imposed on the Series A Preferred Stock are as follows:

          (i)   Dividends.  The holders of Series A Preferred Stock shall be
                ---------
entitled to receive when, as and if declared by the Board of Directors, the same cash dividends, if any, per share, as are paid to holders of the Common Stock.

          (ii)  Liquidation.
                -----------

                (A) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, after the payment of all preferential amounts required to be paid to the holders of any then-existing senior series of Preferred Stock, out of the assets of the Corporation available for distribution to its shareholders, if any, an amount equal to the greater of (I) the Liquidation Price (as defined below), or (II) such amount per share of Series A Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to Section 4.2(b)(iv) immediately prior to such liquidation, dissolution or winding up of the affairs of the Corporation (the greater of such amount or the Liquidation Price is referred to hereafter as the "Series A Liquidation Amount"), and no more, before any payment
                  ---------------------------
shall be made or any assets distributed to the holders of the Common Stock.

                (B)  For purposes of this Section 4.2(b), "Liquidation Price"
                                                           -----------------
means $3.00 per share of Series A Preferred Stock (as adjusted for any subsequent stock dividends, stock splits, combinations and the like), plus any declared but unpaid dividends payable in respect to such share of Series A Preferred Stock pursuant to Section 4.2(b)(i), provided, however, in the event of a (X) consolidation or merger of the Corporation into or with another corporation or corporations; (Y) sale, lease, transfer, conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity; or (Z) any other transaction in which control of the Corporation is transferred, the Liquidation Price shall mean the greater of (i) $3.00 per share of Series A Preferred Stock (as adjusted for any subsequent stock dividends, stock splits, combinations and the like), plus any declared but unpaid dividends payable in respect to such share of Series A Preferred Stock pursuant to Section 4.2(b)(i); and (ii) the fair market value of the Series A Preferred Stock upon the closing of such event as determined by the board of Directors of the Corporation in good faith. Any determination pursuant to subsection (ii) of the preceding sentence shall be conclusive.

                (C) If upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets of the Corporation available for distribution to its shareholders, after payment of all amounts due to the holders of any then-existing senior series of Preferred Stock, shall be insufficient to satisfy fully the Series A Liquidation Amount, the holders of shares of Series A Preferred Stock shall share ratably among themselves in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (iii) Voting Rights.
                -------------

                (A) Each holder of Series A Preferred Stock shall have one vote for each share (but not for any fractional share) of Common Stock that such holder would then be entitled to receive if he were to convert his shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 4.2(b)(iv) hereof and shall have the right to vote on all matters in like manner as the holders of the Common Stock. Except as may be otherwise required by law or set forth herein, the holders of the Series A Preferred Stock and the holders of the Common Stock shall at all times vote together as one class. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                (B) So long as any Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders representing at least 66 2/3% of the then outstanding Series A Preferred Stock, voting separately as a class, alter or change the preferences, special rights or powers given to Series A Preferred Stock.

          (iv)  Optional Conversion.  The holders of Series A Preferred Stock
                -------------------
shall have the right, at their option, to convert shares of Series A Preferred Stock into shares of Common Stock of the Corporation at any time and from time to time on the following terms and conditions:

                (A) Each share of Series A Preferred Stock shall be converted at the option of the holder thereof, without the payment of additional consideration, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.00 by the Series A Conversion Rate (as defined below) in effect at the time of conversion. For purposes of this section, the "Series A Conversion Rate" initially shall be $3.00 and shall be
              ------------------------
subject to adjustment as provided in Section 4.2(b)(iv)(D) below.

                (B) The Corporation shall not issue, in connection with the conversion of shares of Series A Preferred Stock, certificates for fractional shares, but in lieu thereof shall pay to any person who would otherwise be entitled thereto an amount of cash equal to such fraction multiplied by the fair value of one share of Common Stock, as determined by the board of directors, whose determination shall be conclusive.

                (C) In order for any holder of shares of Series A Preferred Stock to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation that he elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of shares of Series A Preferred Stock, or to his nominee or nominees, certificates for the full number of shares of Common Stock to which he shall be entitled as aforesaid. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                (D) The Series A Conversion Rate shall be subject to adjustment as follows:

                    (I) In case the Corporation shall (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock of the Corporation,
(ii) subdivide or split its outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the Series A Conversion Rate following the effective date of such event shall be equal to the product of the Series A Conversion Rate in effect immediately prior to such adjustment multiplied by a fraction, the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the numerator of which is the number of shares outstanding immediately prior to such event.

                    (II) In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this section with respect to the rights of the holders of Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                    (III) If Common Stock issuable upon the conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                    (E) Whenever the Series A Conversion Rate is adjusted as herein provided, the Corporation shall prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and such certificate shall then be delivered to each holder of record of Series A Preferred Stock.

                    (F) The adjustments herein provided for shall become effective immediately following the record date for any event for which a record date is designated and on the effective date for any other event.

                    (G) So long as any shares of Series A Preferred Stock remain outstanding, and the holders thereof have the right to convert them into shares of Common Stock, the Corporation shall reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversion.

                    (H) Shares of Series A Preferred Stock that have been converted as provided herein shall revert to the status of authorized but unissued shares of Preferred Stock.

                    (I) The holders of Series A Preferred Stock shall waive their right to receive the preferred portion of accumulated but unpaid dividends upon conversion.

          (v) Automatic Conversion. Each share of Series A Preferred Stock shall
              --------------------
automatically be converted into shares of the Corporation's common stock at the Series A Conversion Rate (as adjusted) upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, at a per share offering price (prior to underwriting commissions and expenses) of no less than $8.00 and for a total offering in excess of $20 million.

The mechanics of conversion under this Section 4.2(b)(v) shall be the same as that set forth for optional conversion provided in Section 4.2(b)(iv).

     (c)  Series B Preferred Stock.  The rights, preferences, privileges and
          ------------------------
restrictions granted to and imposed on the Series B Preferred Stock are as follows:

          (i) Certain Definitions.  Unless the context otherwise requires, the
              -------------------
terms defined in Section 4.2(c) shall have, for all purposes of Section 4.2(c) (but not for any other Section of this Certificate of Incorporation), the meanings specified in Section 4.2(c) (with terms defined in the singular having comparable meanings when used in the plural).

          "Adjustment Percentage" shall mean, with respect to any Return on
           ---------------------
Investment in connection with a Liquidity Event, the "Adjustment Percentage" as set forth on Schedule 3 to the Stock Purchase Agreement for such Return on
             ----------
Investment as of the closing date of such Liquidity Event.

         "Affiliate" shall have the meaning given to such term under Rule 12b-2
          ---------
of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         "Business Day" shall mean a day other than a Saturday, a Sunday or any
          ------------
other day on which banking institutions in New York, New York are authorized or obligated by law to close.

         "Common Equity" shall mean all shares now or hereafter authorized of
          -------------
any class of common stock of, or equity interest in, the LLC or any other subsidiary (including without limitation membership interests in the LLC, however designated, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         "Common Stock" shall mean the common stock, par value $.001 per share,
          ------------
of the Corporation.

         "Conversion Date" shall have the meaning set forth in Section
          ---------------
4.2(c)(iv)(A)(II) below.

         "Debt" shall mean any indebtedness, contingent or otherwise, of any
          ----
person in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

         "Debt to Equity Ratio" shall mean the ratio of (i) the total
          --------------------
Indebtedness to (ii) Total Stockholders' Equity.

         "Delinquent Mandatory Redemption Price" shall mean, with respect to
          -------------------------------------
each share of Series B Preferred Stock, $8.00 (adjusted to reflect the effect of any stock split, subdivision, reclassification, combination or like event) plus an amount thereon accruing from the applicable Mandatory Redemption Date at an annual rate equal to the Prime Rate plus 3.75%.

         "Equivalent Common Dividend" shall have the meaning set forth in
          --------------------------
Section 4.2(c)(ii)(A) below.

         "Final Mandatory Redemption Date" shall have the meaning set forth in
          -------------------------------
Section 4.2(c)(v)(A) below.

         "GAAP" means generally accepted accounting principles set forth in the
          ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Initial Issue Date.

         "IPO Price" shall mean $8.00 per share.  The IPO Price shall be
          ---------
adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination or like event of or with respect to the outstanding shares of Common Stock occurring after the Initial Issue Date.

         "Indebtedness" shall mean the Debt of the Corporation or a subsidiary
          ------------
of the Corporation plus, to the extent not otherwise included: (i) the guaranty of any Debt of any other person; (ii) obligations in respect of borrowed money secured by any Lien to which any property or asset owned or held by the Corporation or a subsidiary is subject, whether or not the obligations secured thereby shall have been assumed by the Corporation or such subsidiary; and (iii) capitalized lease obligations.

         "Initial Issue Date" shall mean the date that shares of Series B
          ------------------
Preferred Stock are first issued by the Corporation.

         "Initial Mandatory Redemption Date" shall have the meaning set forth in
          ---------------------------------
Section 4.2(c)(V)(A) below.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation,
          ----
assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

         "Liquidation Price" shall mean $8.00 per share of Series B Preferred
          -----------------
Stock (adjusted for stock splits, subdivisions, combinations and similar transactions), provided, however, in the event of a (i) consolidation or merger
               --------  -------
of the Corporation into or with another corporation or corporations; (ii) sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity; or (iii) any other transaction in which control of the Corporation is transferred, the Liquidation Price shall mean the greater of (1) $8.00 per share of Series B Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions); and (2) the fair market value of the Series B Preferred Stock upon the closing of such event as determined by the Board of Directors of the Corporation pursuant to Section 4.2(c)(iv)(C)(XIV) herein.

         "Liquidity Event" shall mean (i) a Qualified Initial Public Offering or
          ---------------
(ii) the sale to an unaffiliated third party of all of the capital stock or assets of the Corporation for cash or securities listed on a national securities exchange or the Nasdaq National Market System.

         "LLC" shall mean Colorado Greenhouse, LLC.
          ---

         "Mandatory Redemption Date" shall mean the Initial Mandatory Redemption
          -------------------------
Date and the Final Mandatory Redemption Date.

         "Mandatory Redemption Obligation" shall have the meaning set forth in
          -------------------------------
Section 4.2(c)(v)(C) below.

         "Mandatory Redemption Price" shall mean, with respect to each share of
          --------------------------
Series B Preferred Stock, $8.00 (adjusted for stock splits, subdivisions, combinations and similar transactions).

         "Person" means any individual, corporation, partnership, joint venture,
          ------
association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Prime Rate"  shall mean the rate announced as the "prime rate" by
          ----------
NationsBank, N.A. whether or not such rate is actually charged.

         "Qualified Initial Public Offering" shall mean an underwritten public
          ---------------------------------
offering pursuant to an effective registration statement under the Securities Act of 1933 of shares of the Common Stock: (i) the aggregate gross proceeds of which equal or exceed $20,000,000; and (ii) the per share offering price of which equals or exceeds the IPO Price.

         "Quoted Price" shall mean with respect to any security shall mean the
          ------------
arithmetic mean of the last bid and ask price for one (1) share of the applicable security as reported by the National Association of Securities Dealers, Inc., Automatic Quotations System, National Market System ("Nasdaq"),
                                                                     ------
or, if the applicable security is listed or admitted for trading on a securities exchange, the arithmetic mean of the high and low trading prices during the relevant trading day for one (1) share of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), in each case, on the Trading Day in question.

         "Redemption Price" shall mean, with respect to each share of Series B
          ----------------
Preferred Stock, $8.00 (adjusted for stock splits, subdivisions, combinations and similar transactions).

         "Required Consent" shall mean the affirmative written consent of the
          ----------------
holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock; provided, however, that in the event that either Catterton or BCI shall
       --------  -------
no longer control, directly or through their respective Affiliates, 66 2/3% of the Series B Preferred Stock that Catterton (and Catterton-CGH Partners, L.L.C.) or BCI, as the case may be, originally purchased pursuant to the Stock Purchase Agreement (including shares issued in respect thereof), the Required Consent shall thereupon be a majority of the outstanding shares of Series B Preferred Stock.

         "Return on Investment" shall mean a percentage calculated by dividing
          --------------------
(i) the per share fair market value of the Series B Preferred Stock upon the closing of a Liquidity Event (after giving effect to any adjustment pursuant to Section 4.2(c)(iv)(C)(XVI) relating to such Liquidity Event), by (ii) $8.00 (adjusted for stock splits, subdivisions, combinations and similar transactions). The Return on Investment shall be determined on the closing of the Liquidity Event. For purposes of this definition, "fair market value" per share of Series B Preferred Stock shall mean the product of (i) (A) if the Liquidity Event is a Qualified Initial Public Offering, the per share price to the public of Common Stock in such Liquidity Event, (B) if the Liquidity Event is the sale of all of the capital stock or assets of the Company, the amount determined by dividing (1) the aggregate consideration paid or payable in connection with such Liquidity Event (valuing any securities included in such consideration at the ten-day average closing prices of such securities ending five trading days prior to the closing date of such Liquidity Event, by (2) the number of fully diluted shares of Common Stock (assuming conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock and all outstanding exercisable warrants and vested options), multiplied by (ii) the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock (after giving effect to any adjustment pursuant to Section 4.2(c)(iv)(C)(XVI) relating to such Liquidity Event).

         "Series A Preferred Stock" shall mean the Series A Preferred Stock, par
          ------------------------
value $.001 per share, of the Corporation.

         "Stock Purchase Agreement" shall mean the Stock Purchase Agreement
          ------------------------
dated January 21, 1997, by and among the Corporation, Catterton-Simon Partners III, L.P., BCI Growth IV, L.P. and certain other co-investors named therein as may be amended from time to time.

         "Subordinate Stock" shall mean (i) the Common Equity, (ii) any class or
          -----------------
series of capital stock or other ownership or membership interests issued by any subsidiary, and (iii) any class or series of capital stock of the Corporation, however designated, which is junior in right to the Series B Preferred Stock, including without limitation the Series A Preferred Stock and such Capital Stock that is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series B Preferred Stock shall have been so paid or declared and set apart for payment or
(ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series B Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         "Subsidiary" shall mean (i) any corporation, at least 50% of the total
          ----------
combined voting power of all classes of capital stock of which shall, at the time as of which any determination is being made, be beneficially owned by the Company either directly or through subsidiaries, and (ii) any partnership or other entity in which the Company or any subsidiary beneficially owns more than a 50% equity interest and controls the management of such entity.

         "Total Stockholders' Equity" shall mean the stockholders' equity of the
          --------------------------
Corporation as it appears in the monthly balance sheet of the Corporation.

         "Trading Day" shall mean any day on which any market in which the
          -----------
applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

         (ii) Dividends.
              ---------

          (A) If at any time during which any shares of Series B Preferred Stock remain outstanding, the Corporation declares, pays or sets apart for payment any dividend on any Common Equity, whether in cash, property or otherwise (a "Common
                                                                          ------
Dividend"), each holder of shares of Series B Preferred Stock shall be entitled
--------
to receive a per share dividend (an "Equivalent Common Dividend"), when and as
                                     --------------------------
declared by the Corporation, equal to: (i) the number of shares of Common Equity on which such Common Dividend is declared into which each share of Series B Preferred Stock is convertible on the record date, multiplied by (ii) the amount
                                                   -------------
of cash or property paid, or the number of shares of capital stock issued, per share of Common Equity as part of such Common Dividend. For any Equivalent Common Dividend that is not paid in full when due, then on such due date such accrued and unpaid Equivalent Common Dividend shall be added to the Liquidation Price, the Mandatory Redemption Price and the Redemption Price of the Series B Preferred Stock effective at such due date when such Equivalent Common Dividend was not paid. If any accrued and unpaid Equivalent Common Dividend is so added to the Liquidation Price, the Mandatory Redemption Price and the Redemption Price of the Series B Preferred Stock, such Liquidation Price, Mandatory Redemption Price and Redemption Price shall be reduced, effective on the date of payment, to the extent any accrued and unpaid Equivalent Common Dividend is subsequently paid.

          (B) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Subordinate Stock any dividends or distributions whatsoever, whether in cash, property or otherwise, nor shall any Subordinate Stock be purchased, redeemed (except for the redemption of not more than 222,222 shares of outstanding Series A Preferred Stock) or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Subordinate Stock, without the prior Required Consent of Series B Preferred Stock and unless all dividends to which the holders of Series B Preferred Stock shall have been entitled shall have been (i) paid or (ii) declared and a sum of money, in the case of dividends payable in cash, sufficient for the payment thereof has been set apart.

          (C) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

           (D) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

     (iii) Distributions Upon Liquidation, Dissolution or Winding Up.
           ---------------------------------------------------------

           (A) The Corporation shall deliver to each holder of Series B Preferred Stock notice of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation (each a "Dissolution") at least ninety (90) days prior to such event, which notice shall state all material facts and common terms relating to such Dissolution, including without limitation: (i) the nature of such Dissolution, including without limitation the nature, amount, terms and conditions of payment to the holders of Series B Preferred Stock and the holders of Common Stock in connection with such Dissolution, (ii) the date on which such Dissolution shall occur and (iii) the procedures that must be followed (and the latest date that such procedures must be completed) in order for such holder to effect a conversion of shares of Series B Preferred Stock into shares of Common Stock. In the event of any such Dissolution, before any payment or distribution shall be made to the holders of Subordinate Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the greater of (i) the Liquidation Price per share of Series B Preferred Stock, or (ii) such amount per share of Series B Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to Section 4.2(c)(iv) immediately prior to such Dissolution. Immediately preceding such Dissolution, adjustment shall be made for accrued but unpaid dividends.

           (B) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Price for each share of the Series B Preferred Stock, then the assets of the Corporation shall be ratably distributed among the holders of Series B Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

     (iv)  Conversion Rights.
           -----------------

           (A) Conversion at the Option of the Holder.
               ---------------------------------------

               (I) At any time before the close of business on the Final Mandatory Redemption Date (unless the Corporation shall default in payment of the Redemption Price or the Delinquent Mandatory Redemption Price, in which case, the conversion rights set forth in this paragraph shall continue until the cure of any such default), each holder of Series B Preferred Stock may, at its option, convert each share of Series B Preferred Stock held by such holder into such number of shares of Common Stock determined by dividing $8.00 by $4.25, subject to adjustment pursuant to Section 4.2(d)(iv)(C). Upon such conversion, the rights of the holders of converted Series B Preferred Stock with respect to the shares of Series B Preferred Stock so converted shall cease.

               (II) To convert Series B Preferred Stock in accordance with this Section 4.2(c)(iv)(A), a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series B Preferred Stock; (ii) notify the Corporation at such office that it elects to convert Series B Preferred Stock, and the number of shares it wishes to convert; (iii) state in writing the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax with respect to the transfer of the shares of Series B Preferred Stock converted, if required. The date on which the holder satisfies the foregoing requirements shall be the "Conversion Date." As soon as practical but in any event within five (5)
 ----------------
Business Days of the Conversion Date, the Corporation shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, a check for the amount payable in respect of any fractional share pursuant to Section 4.2(c)(iv)(A)(III) and a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends, as of the Conversion Date, on converted shares of Series B Preferred Stock. If the last day on which Series B Preferred Stock may be converted is not a Business Day, Series B Preferred Stock may be surrendered for conversion on the next succeeding day that is a Business Day.

               (III) The Corporation will not issue a fractional share of Common Stock upon conversion of Series B Preferred Stock. Instead the Corporation will deliver its check in an amount equal to the applicable fraction multiplied by the fair market value of the Common Stock (subject to adjustment for stock splits, subdivisions, combinations or other similar transactions).

               (IV) If a holder converts shares of Series B Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided,
                                                                    --------
however, that pursuant to Section 4.2(c)(iv)(A)(II) the holder shall pay any
-------
such tax which is due because the shares are issued in a name other than the holder's name.

          (B)  Mandatory Conversion.
               --------------------

     Each share of the Series B Preferred Stock shall be automatically converted into such number of shares of Common Stock determined by dividing $8.00 by $4.25, subject to adjustment pursuant to Section 4.2(d)(iv)(C), on the date a Qualified Initial Public Offering is consummated ("Mandatory Conversion
                                                          --------------------
Date").  At least sixty (60) days prior to the occurrence of the Mandatory
----
Conversion Date, the Corporation shall: (i) notify all holders of the Series B Preferred Stock of such event: (ii) demand that all shares representing the Series B Preferred Stock be returned to the Corporation's offices or to the designated transfer agent; and (iii) pay any transfer or similar tax with respect to the conversion, if any. As soon as practical but in any event within thirty (30) days after the Mandatory Conversion Date, the Corporation shall deliver a certificate to and in the name of the holder of the Series B Preferred Stock for the number of shares of Common Stock issuable upon the conversion and a check in an amount calculated in accordance with Section 4.2(c)(iv)(A)(III) for any fractional shares, if any, for the shares of Series B Preferred Stock represented by the certificate. The name of the person in which the Series B Preferred Stock was issued shall be treated as the stockholder of record of the Common Stock in which the Series B Preferred Stock was converted on and after the Mandatory Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and previously declared and unpaid dividends, as of the Mandatory Conversion Date, on shares of Series B Preferred Stock converted pursuant to this Section 4.2(c)(iv)(B). Upon such conversion, the rights of the holders of converted Series B Preferred Stock with respect to the shares of Series B Preferred Stock so converted shall cease.

          (C)  Certain Matters With Respect to Conversion.
               ------------------------------------------

               (I) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series B Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of common stock upon conversion of Series B Preferred Stock and will list such shares on each national securities exchange on which the common stock is listed.

               (II)  If the Corporation:

                     (1) pays a dividend or makes a distribution on its Common Stock or any other class of the Corporation's stock other than the Series B Preferred Stock in shares of its Common Stock;

                     (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                     (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                     (4) issues by reclassification of its Common Stock any shares of its capital stock;

or effects any similar transaction, then an appropriate and proportionate adjustment shall be made to the number of shares into which each share of Series B Preferred Stock is convertible so that immediately after the occurrence of such event the holders of Series B Preferred Stock shall be entitled to receive the same percentage of the issued and outstanding Common Stock upon conversion of the Series B Preferred Stock as such holders would have received if converted immediately prior to such dividend, distribution, subdivision, combination or reclassification. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (III) If the corporation distributes any rights, options or war rants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date mentioned below to purchase additional shares of Common Stock at a price per share less than $4.25 (as adjusted to reflect any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on that record date, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be If the Corporation distributes any rights, options or war adjusted in accordance with the following formula:

               N     x      (O+A)
               -------------------
     N'   =    O     +      AxP
                            ---
                             M
where:

     N'   =    the number of shares of Common Stock into which each share of
               Series B Preferred Stock is convertible after such distribution.

     O    =    the number of shares of Common Stock outstanding on the record date.

     N    =    the number of shares of Common Stock into which each share of
               Series B Preferred Stock was convertible prior to such distribution, which shall be determined immediately prior to the first adjustment pursuant to this Section 4.2(c)(iv)(C)(III) by dividing 8.00 by 4.25.

     P    =    the offering price per share of the additional shares of Common
               Stock.

     M    =    $4.25.

     A    =    the number of additional shares of Common Stock offered.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, option or warrants. If at the end of the period during which such warrants, options or rights are exercisable, not all warrants, options or rights shall have been exercised, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be immediately readjusted to what it would have been if "A" in the above formula had been the number of shares actually issued. No adjustment shall be made pursuant to this Section 4.2(c)(iv)(C)(III) unless such adjustment results in a greater number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

               (IV) If the Corporation issues shares of Common Stock for a consideration at a price less than $4.25 per share (as adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on the date the Corporation fixes the offering price of such additional shares, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be adjusted in accordance with the following formula:

                N    x    A
              -------------
     N'   =     O    +    P
                          -
                          M

where:

     N'   =    the number of shares of Common Stock into which each share of
               Series B Preferred Stock is convertible after such issuance.

     N    =    the number of shares of Common Stock into which each share of
               Series B Preferred Stock was convertible prior to such issuance, which shall be determined immediately prior to the first issuance pursuant to this Section 4.2(c)(iv)(C)(IV) by dividing 8.00 by 4.25.

     O    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

     P    =    the aggregate consideration received for the issuance of such additional shares.

     M    =    $4.25.

     A    =    the number of shares outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 4.2(c)(iv)(C)(IV) does not apply to: (i) any transaction or issuance described in Section 4.2(c)(iv)(C)(II) or Section 4.2(c)(iv)(C)(III) above or Section 4.2(c)(iv)(C)(V) below, including issuances of Common Stock pursuant to warrants, options, rights or other convertible securities described in Section 4.2(c)(iv)(C)(III) and Section 4.2(c)(iv)(C)(V); (ii) the conversion of Series B Preferred Stock, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock; (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 4.2(c)(iv)(C)(IV) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of Section 4.2(c)(iv)(C)(V) below) and issued shall not exceed 15% of the Common Stock of the Corporation on a fully diluted basis at the time of any such issuance); or (iv) Common Stock issued in a Qualified Initial Public Offering. No adjustment shall be made pursuant to this Section 4.2(c)(iv)(C)(IV) unless such adjustment results in a greater number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

               (V) If the Corporation issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Series B Preferred Stock or securities issued in transactions described in Section 4.2(c)(iv)(C)(III) above) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities of a price less than $4.25 per share of Common Stock (as adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on the date of issuance of such securities, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be adjusted in accordance with the following formula:

               N     x      (O+D)
              ---------------------
     N'   =    O     +      P
                            -
                            M

where:

     N'   =    the number of shares of Common Stock into which each share of
               Series B Preferred Stock is convertible immediately after such issuance.

     N    =    the number of shares of Common Stock into which each share of
               Series B Preferred Stock was convertible immediately prior to such issuance, which shall be determined immediately prior to the first issuance pursuant to this Section 4.2(c)(iv)(C)(V) by dividing 8.00 by 4.25.

     O    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

     P    =    the aggregate consideration received for the issuance of such securities.

     M    =    $4.25.

     D    =    the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall promptly be readjusted to the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This Section 4.2(c)(iv)(C)(V) does not apply to:
(i) the issuance of any such securities in a Qualified Initial Public Offering; or (ii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such securities would otherwise be covered by Section 4.2(c)(iv)(C)(V) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of Section 4.2(c)(iv)(C)(IV) above) and issued shall not exceed 15% of the Common Stock of the Corporation on a fully diluted basis at the time of any such issuance). No adjustment shall be made pursuant to this Section 4.2(c)(iv)(C)(III)(V) unless such adjustment results in a greater number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

               (VI) For the purpose hereof, the current market price per share of any security on any date is the average of the Quoted Prices for thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question. If the Quoted Price is not ascertainable, the current market price per share of any security on any date shall be the current market price as determined by the Board of Directors of the Corporation in its reasonable judgment exercised in good faith. Notwithstanding the foregoing, the current market price per share of any security shall be deemed to be the greater of: (i) the current market price as determined above; and (ii) the Liquidation Price.

               (VII) For purposes of any computation of the number of shares of Common Stock outstanding, such computation shall be made assuming conversion of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock and all outstanding currently exercisable warrants and vested options. For purposes of any computation respecting consideration received pursuant to Section 4.2(c)(iv)(C)(IV) and Section 4.2(c)(iv)(C)(V) above, the following shall apply:

                    (1) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                    (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation in its reasonable judgment exercised in good faith (irrespective of the accounting treatment thereof); and

                    (3) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Section 4.2(c)(iv)(C)(VII).

          (VIII) No adjustment in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible need be made unless the adjustment would require an increase or decrease of at least one-half of one percent (.5%) in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.2(c)(iv)(C) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (IX) No adjustment in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible need be made under this Section 4.2(c)(iv)(C) for: any change in the par value or no par value of the Common Stock. If an adjustment is made to the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible upon the establishment of a record date for a distribution subject to Section 4.2(c)(iv)(C) above and if such distribution is subsequently canceled, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible as would have been in effect if such record date had not been fixed. No adjustment need be made under Section 4.2(c)(iv)(C) if the Corporation issues or distributes to each holder of Series B Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in such paragraph which each holder would have been entitled to receive had Series B Preferred Stock been converted into Common Stock prior to or simultaneously with the happening of such event or the record date with respect thereto.

               (X) Whenever the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Series B Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 4.2(c)(iv)(C)(XIV) below, the certificate shall be conclusive evidence that the adjustment is correct.

                    (XI) If:

                         (1)  the Corporation takes any action that would
require an adjustment pursuant to Section 4.2(c)(iv)(C);

                         (2)  the Corporation consolidates or merges with, or
transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                         (3)  there is a dissolution or liquidation of the
Corporation;

a holder of Series B Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least thirty (30) days before such date.

               (XII) If the Corporation is party to a consolidation or merger which reclassifies or changes its Common Stock or to the sale of all or substantially all of the assets of the Corporation, upon consummation of such transaction the Series B Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Series B Preferred Stock would have owned immediately after the sale, consolidation or merger, if such holder had converted Series B Preferred Stock immediately before the effective date of the transaction, and an appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock. If this Section 4.2(c)(iv)(C)(XII) applies, Section 4.2(c)(iv)(C)(II) - (V) do not apply.

               (XIII) In any case in which this Section 4.2(c)(iv)(C) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event: (i) the issuance to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment; and (ii) the delivery of a check for any remaining fractional shares as provided in Section 4.2(c)(iv)(A)(III) above.

               (XIV) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 4.2(c)(iv)(C) shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 4.2(c)(iv)(C), such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the Series B Preferred Stock, and any dispute shall be resolved promptly (and in no event later than ninety (90) days after any challenge), at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series B Preferred Stock. Any such determination shall be deemed approved if the requisite holders have not notified the Corporation of any challenge within thirty (30) days after receiving notice (including a statement in reasonable detail of the bases therefor) of such determination.

               (XV)   Intentionally omitted.

                    (XVI) The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be adjusted, upon the occurrence of a Liquidity Event, in accordance with the following formula:

               N'   =    N    -     [(N- 1.333) * E]

          where:

          N'   =    the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible immediately after such Liquidity Event, provided, however, that, regardless of
                                          --------  -------
                    the determination of N'based on the calculations set forth in this Section 4.2(c)(iv)(C)(XVI), in no event shall N' be less than 1.333.

          N    =    the number of shares of Common Stock into which each share of Series B Preferred Stock was convertible immediately prior to such Liquidity Event.

          E    =    Adjustment Percentage.

               This adjustment shall be made in connection with the closing of a Liquidity Event but prior to any mandatory conversion of the Series B Preferred Stock.

          v.   Redemption by the Corporation.
               -----------------------------

               (A) To the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem, at the option of each holder of shares of Series B Preferred Stock, on the date that is five (5) years after the Initial Issue Date or, if such day is not a Business Day, the next succeeding Business Day (the "Initial Mandatory Redemption Date"),
                                            ---------------------------------
a number of shares not to exceed fifty percent (50%) of the then outstanding shares of Series B Preferred Stock of each holder at the Redemption Price. In addition, to the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem, at the option of each holder of shares of Series B Preferred Stock, on the date that is six (6) years after the Initial Issue Date or, if such day is not a Business Day, the next succeeding Business Day (the "Final Mandatory Redemption Date"), up to one
                              -------------------------------
hundred percent (100%) of the then
outstanding shares of Series B Preferred Stock not subject to a redemption obligation as of the Initial Mandatory Redemption Date at the Redemption Price.

          (B) Shares of Series B Preferred Stock which have been issued and converted or reacquired in any manner, including as a result of redemption, shall (upon compliance with any applicable provisions of the Act) have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock of the Corporation; provided, however, that no such issued and reacquired shares of Series B Preferred Stock shall be reissued as Series B Preferred Stock.

          (C) If on any Mandatory Redemption Date the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series B Preferred Stock required to be redeemed on such date pursuant to
Section 4.2(c)(v)(A) (the "Mandatory Redemption Obligation"), the Corporation
                           -------------------------------
shall redeem on such Mandatory Redemption Date the number of shares of Series B Preferred Stock which it is able to redeem, ratably among the holders of Series B Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all shares of Series B Preferred Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at the Mandatory Redemption Date shall be converted into a debt obligation of the Corporation, evidenced by a promissory note in a form acceptable to the holders of Series B Preferred Stock to pay the Delinquent Mandatory Redemption Price and shall be discharged as soon as the Corporation is able to discharge such Delinquent Mandatory Redemption Price out of funds legally available therefor. If and so long as any Mandatory Redemption Obligation (or any obligation in respect of the Delinquent Mandatory Redemption Price) with respect to the Series B Preferred Stock shall not be fully discharged and paid, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of the Subordinate Stock (other than repurchases of shares of Subordinate Stock in accordance with the terms of restricted stock vesting agreements with employees of the Corporation approved by the Board of Directors of the Corporation prior to such Mandatory Redemption Date).

          (D) Notwithstanding the foregoing provisions of this Section 4.2(c)(v), unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock have been paid or contemporaneously are declared and paid for all post dividend periods, none of the shares of Series B Preferred Stock shall be redeemed or set aside for redemption, unless such shares of Series B Preferred Stock subject to redemption are redeemed pro rata.

          (E) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Mandatory Redemption Date; (vii) the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible; (vii) that Series B Preferred Stock called for redemption may be converted at any time before the close of business on the Mandatory Redemption Date; and (viii) that holders of Series B Preferred Stock must satisfy the requirements of Section 4.2(c)(iv)(A)(II) above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption other than shares converted into Common Stock prior to the Mandatory Redemption Date.

          (F) If notice has been mailed in accordance with Section 4.2(c)(v) above and provided that on or before the Mandatory Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

          (G) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

               (I) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (II) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

          (H) Notwithstanding anything to the contrary herein, no shares of Series B Preferred Stock may be redeemed except with funds legally available from the Corporation or any of its subsidiaries (including without limitation the LLC) for the payment of the Redemption Price.

          (I) In the event that the Corporation shall not have received the Letters (as defined in the Stock Purchase Agreement) and delivered fully executed copies thereof to the holders of the Series B Preferred Stock on or before July 21, 1997, then thereafter the Corporation shall be obligated, at any time and from time to time upon the giving of a notice (a "Redemption Notice")
                                                           -----------------
from any holder of Series B Preferred Stock on or before January 21, 1998, requesting redemption of any or all of such holder's shares of Series B Preferred Stock pursuant to this Section 4.2(c)(v)(I), to redeem the shares of Series B Preferred Stock so requested to be redeemed in each such Redemption Notice (or cause any of its subsidiaries including the LLC to redeem such shares) at a redemption price equal to the Redemption Price, plus interest accruing at an annual rate of six percent from the date of such Redemption Notice, payable on or before January 21, 1998. If the Corporation is unable or shall fail to discharge or cause to be discharged its obligation to redeem all shares of Series B Preferred Stock required to be redeemed on such date pursuant to this Section 4.2(c)(v)(I), the Corporation shall redeem on such date the number of shares of Series B

Preferred Stock which it is able to redeem, ratably among the holders of Series B Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all shares of Series B Preferred Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at such date shall be converted into a debt obligation of the Corporation, evidenced by a promissory note in a form acceptable to the holders of Series B Preferred Stock to pay the Redemption Price, plus interest accruing from the date of the applicable Redemption Notice at an annual rate of six percent, and shall be discharged as soon as the Corporation is able to discharge such amount evidenced by such note out of funds legally available therefor. If and so long as any such payment obligation with respect to the redemption of the Series B Preferred Stock shall not be fully discharged and paid, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of the Subordinate Stock (other than repurchases of shares of Subordinate Stock in accordance with the terms of restricted stock vesting agreements with employees of the Corporation approved by the Board of Directors of the Corporation prior to the date of the Redemption Notice).

               (vi)  Voting Rights.
                     -------------

                     (A) Except as otherwise set forth in this Section 4.2(c)(vi) or as otherwise required by law, each share of Series B Preferred Stock issued and outstanding shall have the right to vote on all matters presented to the holders of the Common Stock for vote (other than as to the election of directors, for which provision is made in subparagraph 6(b) below), in the number of votes equal at any time to the number of shares of Common Stock into which each share of Series B Preferred Stock would then be convertible, and the holders of the Series B Preferred Stock shall vote with the holders of the Common Stock (other than as to the election of directors, for which provision is made in Section 4.2(c)(vi)(B) below) as a single class.

                     (B) The holders of Series B Preferred Stock, voting as a single class, shall have the right to elect to the Board of Directors two (2) individuals designated by the holders of more than a majority of the issued and outstanding shares of Series B Preferred Stock (the "Designated Directors"). The
                                                     --------------------
Corporation shall cause the Board of Directors to consist of no more than eight
(8) directors and shall cause the Board of Directors of any subsidiary of the Corporation to be composed of the same individuals who comprise the Corporation's Board of Directors.

                     (C) In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation of the Corporation, so long as at least twenty-five percent (25%) of the originally issued Series B Preferred Stock remains outstanding, the Required Consent of the holders, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting, validating or permitting:

          (I) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation (including without limitation this Certificate of Designations), by-laws or other governing or charter document of the Corporation or any subsidiary;

          (II) (1) any authorization, issuance or creation of, or increase in the authorized amount of, any shares of any class or any security of any class ranking senior to or in parity with the shares of Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends or (2) any authorization, issuance or creation by the LLC or any other subsidiary of any additional class of security or any additional membership or similar interests;

          (III) any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series B Preferred Stock or any issuance of the currently authorized shares of the Series B Preferred Stock other than the issuance of shares of Series B Preferred Stock pursuant to the Stock Purchase Agreement and other than pursuant to the terms of the warrant for the purchase of 18,500 shares of Series B Preferred Stock granted to Hambrecht & Quist LLC in connection therewith;

          (IV) any acquisition or transaction or series of related transactions by the Corporation, the LLC or any other subsidiary having a value greater than $10 million (measured by the fair market value at the date of such transaction), excluding the financing of construction of new greenhouses;

          (V) any consolidation or merger involving the Corporation, the LLC or any other subsidiary (other than a consolidation or merger in which the Corporation is the surviving entity and no change in the capital stock or ownership of the Corporation occurs), or any reclassification or recapitalization of any capital stock of the Corporation, any reorganization or restructuring of the LLC or any subsidiary, or any dissolution, liquidation, or winding up of the Corporation, the LLC or any subsidiary, or any sale of all or substantially all of the assets of the Corporation, the LLC or any subsidiary, or any agreement to become so obligated;

          (VI) the incurrence of, or agreement to incur, any Indebtedness (excluding debt incurred as a result of the construction of new greenhouses) which would result in a Debt to Equity Ratio at the time the Indebtedness is incurred (after giving effect to such incurrence) of greater than 1:1.5, as measured based upon the consolidated balance sheet of the Corporation, the LLC and the Corporation's other subsidiaries prepared as of the last day of the immediately preceding month, with a pro forma adjustment for the Indebtedness
                                    --- -----
incurred by, and any equity invested in, the Corporation and its subsidiaries (including the LLC) since such date;

          (VII) any loan, advance or guarantee to, or for the benefit of, or any sale, lease, transfer or disposition of any of the properties or assets of the Corporation or its subsidiaries (including the LLC) to, or for the benefit of, or any purchase or lease of any property or assets from, or the execution, performance or amendment of any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Corporation or its subsidiaries (including the LLC); provided, however, that this clause III shall not apply to
                     --------  -------
(1) any payment pursuant to the terms of contracts or agreements existing on the date hereof or (2) transactions in the ordinary course of business consistent with the past practice of the Corporation or its subsidiaries (including the LLC) involving individually or in the aggregate no more than $250,000 per year, which transactions shall have been promptly reported to the Board of Directors of the Corporation;

          (VIII) any declaration or payment of any dividends on or any declaration or making of any other distribution, directly or indirectly, through subsidiaries or otherwise, on account of any Subordinate Stock (except for subsidiaries that are wholly owned (directly or indirectly) by the Corporation) or the setting apart of any sum for any such purpose;

          (IX) any redemption or repurchase of any class of equity securities of the Corporation, the LLC or any other Corporation's other subsidiaries (other than (A) the redemption pursuant to the Redemption Agreement (as defined in the Stock Purchase Agreement) of Series A Preferred Stock for an aggregate redemption price not to exceed $1,500,000 and (B) redemptions or repurchases by subsidiaries that are wholly owned (directly or indirectly) by the Corporation of equity securities beneficially owned by the Corporation);

          (X) any transaction or any act that would result in taxation of the holders of Series B Preferred Stock under Section 305 of the Internal Revenue Code;

                    (XI) any amendment, alteration or repeal of any of the provisions of the Certificate of Designations setting forth the rights and powers of the Series B Preferred Stock;

                    (XII) any sale, lease or other transfer of any greenhouse facility owned or operated by the Company, the LLC or any of the Corporation's other subsidiaries now or in the future; or

                    (XIII) any agreement to do any of the foregoing.

     The Required Consent of Series B Preferred Stock required pursuant to the provisions of Section 4.2(c)(vi)(C)(I) shall not be unreasonably withheld. In the event there is a disagreement among the parties to this Agreement as to whether such consent has been withheld unreasonably, and to the extent such disagreement is not resolved by the parties within ten (10) days after the holders have declined to grant such consent, such dispute (a "Dispute") shall be
                                                              -------
resolved as follows. A Dispute shall be completely and finally settled by submission of any such Dispute to arbitration under the Rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator,
                          ---
and such arbitrator shall be chosen by mutual agreement of the parties, or if the parties cannot mutually agree, in accordance with AAA rules. The arbitration proceedings shall take place in Boulder, Colorado. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. The findings of the arbitrator shall be final and binding on the parties. Judgment on such award may be entered in any court of competent jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order or enforcement, as the party seeking to enforce that award may elect.

          (D) The rights of the holders of the Series B Preferred Stock may be exercised either at a special meeting of the holders of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by a holder of Series B Preferred Stock designated in writing by the written consent of the holders of Series B Preferred Stock.

          (E) A special meeting of the holders of Series B Preferred Stock for purposes of voting on matters with respect to which the holders of such shares are entitled to vote as a class may be called by the Secretary of the Corporation or by a holder of Series B Preferred Stock designated in writing by the holders of record of ten percent (10%) of the shares of Series B Preferred Stock then outstanding. Such meeting may be called at the expense of the Corporation by either such person. At any meeting of the holders of

Series B Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing directors by holders of the Series B Preferred Stock. The directors to be elected pursuant to Section 4.2(c)(vi)(B) hereof shall be elected by a plurality of the holders of Series B Preferred Stock present in person or by proxy at any such meeting.

                 (F) If any of the directors so elected by the holders of Series B Preferred Stock shall cease to serve as a director before his or her term shall expire, the holders of Series B Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

          (vii)  Exclusion of Other Rights.  Except as may otherwise be required
                 -------------------------
by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 4.2(c) (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation.

          (viii) Headings of Subdivisions.  The headings of the various
                 ------------------------
subdivisions of this Section 4.2(c) are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section 4.2(c).

          (xi)   Severability of Provisions.  If any voting powers, preferences
                 --------------------------
and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Section 4.2(c) (as such Section may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Section 4.2(c) (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     (d)  Series C Preferred Stock.  The rights, preferences, privileges and
          ------------------------
restrictions granted to and imposed on the Series C Preferred Stock are as follows:

          (i)  Certain Definitions.  Unless the context otherwise requires, the
               -------------------
terms defined in Section 4.2(d) shall have, for all purposes of Section 4.2(d) (but not for any other Section of this Certificate of Incorporation), the meanings specified in Section 4.2(d) (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean a day other than a Saturday, a Sunday or any
           ------------
other day on which banking institutions in New York, New York are authorized or obligated by law to close.

          "Common Equity" shall mean all shares now or hereafter authorized of
           -------------
any class of common stock of, or equity interest in, the LLC or any other subsidiary (including without limitation membership interests in the LLC, however designated, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          "Common Stock" shall mean the common stock, par value $.001 per share,
           ------------
of the Corporation.

          "Conversion Date" shall have the meaning set forth in Section
           ---------------
4.2(d)(iv)(A)(III) below.

          "Delinquent Mandatory Redemption Price" shall mean, with respect to
           -------------------------------------
each share of Series C Preferred Stock, $5.50 (adjusted to reflect the effect of any stock split, subdivision, reclassification, combination or like event) plus an amount thereon accruing from the applicable Mandatory Redemption Date at an annual rate equal to the Prime Rate plus 3.75%.

          "Equivalent Common Dividend" shall have the meaning set forth in
           --------------------------
Section 4.2(d)(ii)(A) below.

          "Final Mandatory Redemption Date" shall mean December 31, 2004.
           -------------------------------

          "IPO Price" shall mean $8.00 per share.  The IPO Price shall be
           ---------
adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination or like event of or with respect to the outstanding shares of Common Stock occurring after the Initial Issue Date.

          "Initial Issue Date" shall mean the date that shares of Series C
           ------------------
Preferred Stock are first issued by the Corporation.

          "Initial Mandatory Redemption Date" shall mean December 31, 2003.
           ---------------------------------

          "Liquidation Price" shall mean $5.50 per share of Series C Preferred
           -----------------
Stock (adjusted for any subsequent stock dividends, stock splits, combinations and similar transactions), plus any declared but unpaid dividends payable in respect to such share of Series C Preferred Stock pursuant to Section 4.2(d)(ii), provided, however, in the event of a (i) consolidation or merger of the Corporation into or with another corporation or corporations; (ii) sale, lease, transfer, or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity; or (iii) any other transaction in which control of the Corporation is transferred, each of which shall be treated like a Dissolution, the Liquidation Price shall mean the greater of (1) $5.50 per share of Series C Preferred Stock (adjusted for any subsequent stock dividends, stock splits, combinations and similar transactions), plus any declared but unpaid dividends payable in respect to such share of Series C Preferred Stock pursuant to Section 4.2(d)(ii); and (2) the fair market value of the Series C Preferred Stock upon the closing of such event as determined by the Board of Directors of the Corporation in good faith. Any determination pursuant to subsection (2) of the preceding sentence shall be conclusive.

          "Liquidity Event" shall mean (i) a Qualified Initial Public Offering
           ---------------
or (ii) the sale to an unaffiliated third party of all of the capital stock or assets of the Corporation for cash or securities listed on a national securities exchange or the Nasdaq National Market System.

          "LLC" shall mean Colorado Greenhouse, LLC, a Colorado limited
           ---
liability company.

          "Mandatory Redemption Date" shall mean the Initial Mandatory
           -------------------------
Redemption Date and the Final Mandatory Redemption Date.

          "Mandatory Redemption Obligation" shall have the meaning set forth in
           -------------------------------
Section 4.2(d)(v)(C) below.

          "Mandatory Redemption Price" shall mean, with respect to each share of
           --------------------------
Series C Preferred Stock, $5.50 (adjusted for stock splits, subdivisions, combinations and similar transactions).

          "Preferred Stock" shall mean any authorized series of Preferred Stock
           ---------------
of the Corporation.

          "Prime Rate"  shall mean the rate announced as the "prime rate" by
           ----------
NationsBank, N.A. whether or not such rate is actually charged.

          "Qualified Initial Public Offering" shall mean an underwritten public
           ---------------------------------
offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, of shares of the Common Stock: (i) the aggregate gross proceeds of which equal or exceed $20,000,000; and (ii) the per share offering price of which equals or exceeds the IPO Price.

          "Redemption Price" shall mean, with respect to each share of Series C
           ----------------
Preferred Stock, $5.50 (adjusted for stock splits, subdivisions, combinations and similar transactions).

          "Series A Preferred Stock" shall mean the Series A Preferred Stock,
           ------------------------
par value $.001 per share, of the Corporation.

          "Series B Preferred Stock" shall mean the Series B Convertible
           ------------------------
Preferred Stock, par value $.001 per share, of the Corporation.

          "Series C Initial Purchase Price" shall mean $5.50 per share of Series
           -------------------------------
C Preferred Stock (adjusted for stock split;, subdivisions, combinations and similar transactions).

          "Subordinate Stock" shall mean (i) the Common Equity, (ii) any class
           -----------------
or series of capital stock or other ownership or membership interests issued by any subsidiary, and (iii) any class or series of capital stock of the Corporation, however designated, which is junior in right to the Series C Preferred Stock, including without limitation the Series A Preferred Stock and such capital stock that is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series C Preferred Stock shall have been so paid or declared and set apart for payment or (ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series C Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up. In no event shall Subordinate Stock include the Series B Preferred Stock.

          "Subsidiary" shall mean (i) any corporation, at least 50% of the total
           ----------
combined voting power of all classes of capital stock of which shall, at the time as of which any determination is being made, be beneficially owned by the Company either directly or through subsidiaries, and (ii) any partnership or other entity in which the Company or any subsidiary beneficially owns more than a 50% equity interest and controls the management of such entity.

          (ii) Dividends.
               ---------

               (A) If at any time during which any shares of Series C Preferred Stock remain outstanding, the Corporation declares, pays or sets apart for payment any dividend on any Common Equity, whether in cash, property or otherwise (a "Common Dividend"), each holder of shares of Series C Preferred
              ---------------
Stock shall be entitled receive a per share dividend (an "Equivalent Common
                                                          -----------------
Dividend"), when and as declared by the Corporation, equal to: (i) the number of
--------
shares of Common Equity on which such Common Dividend is declared into which each share of Series C Preferred Stock is convertible on the record date, multiplied by (ii) the amount of cash or property paid, or the number of shares
-------------
of capital stock issued, per share of Common Equity as part of such Common Dividend. For any Equivalent Common Dividend that is not paid in full when due, then on such due date such accrued and unpaid Equivalent Common Dividend shall be added to the Liquidation Price, the Mandatory Redemption Price and the Redemption Price of the Series C Preferred Stock effective at such due date when such Equivalent Common Dividend was not paid. If any accrued and unpaid Equivalent Common Dividend is so added to the Liquidation Price, the Mandatory Redemption Price and the Redemption Price of the Series C Preferred Stock, such Liquidation Price, Mandatory Redemption Price and Redemption Price shall be reduced, effective on the date of payment, to the extent any accrued and unpaid Equivalent Common Dividend is subsequently paid.

               (B) So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Subordinate Stock any dividends or distributions whatsoever, whether in cash, property or otherwise, nor shall any Subordinate Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Subordinate Stock, without the prior consent of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voting together as a single class, and unless all dividends to which the holders of Series C Preferred Stock shall have been entitled shall have been (i) paid or (ii) declared and a sum of money, in the case of dividends payable in cash, sufficient for the payment thereof has been set apart.

               (C) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock and Series C Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

               (D) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

        (iii)  Distributions Upon Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------------

               (A) The Corporation shall deliver to each holder of Series C Preferred Stock notice of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation (each a "Dissolution") at least 90 days prior to such event, which notice shall state all material facts and common terms relating to such Dissolution, including without limitation: (i) the nature of such Dissolution, including without limitation the nature, amount, terms and conditions of payment to the holders of Series C Preferred Stock and Series B Preferred Stock and to the holders of Subordinate Stock in connection with such Dissolution, (ii) the date on which such Dissolution shall occur and
(iii) the procedures that must be followed (and the latest date that such procedures must be completed) in order for such holder to effect a conversion of shares of Series C Preferred Stock into shares of Common Stock. In the event of any such Dissolution, before any payment or distribution shall be made to the holders of Subordinate Stock, the holders of Series C Preferred Stock shall be entitled to be paid, pari passu with the holders of Series B Preferred Stock, out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the greater of (i) the Liquidation Price per share of Series C Preferred Stock, or (ii) such amount per share of Series C Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to Section 4.2(d)(iv) immediately prior to such Dissolution. Immediately preceding such Dissolution, adjustment shall be made for accrued but unpaid dividends.

               (B) If, upon any such Dissolution, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Price for each share of the Series C Preferred Stock and any liquidation price then payable to the holders of the

Series B Preferred Stock, then the assets of the Corporation shall be ratably distributed among the holders of Series C Preferred Stock and Series B Preferred Stock, pari passu, in proportion to the full amounts to which such holders would otherwise be respectively entitled if all amounts thereon were paid in full.

          (iv) Conversion Rights.
               -----------------

               (A)  Conversion at the Option of the Holder. At any time before
                    --------------------------------------
the close of business on the Final Mandatory Redemption Date (unless the Corporation shall default in payment of the Redemption Price or the Delinquent Mandatory Redemption Price, in which case, the conversion rights set forth in this paragraph shall continue until the cure of any such default), the holders of Series C Preferred Stock shall have the right to convert each share of Series C Preferred Stock held by such holder into shares of Common Stock on the following terms and conditions :

                    (I) Each share of Series C Preferred Stock shall be converted at the option of the holder thereof, without the payment of additional consideration, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Initial Purchase Price by the Series C Conversion Rate (as defined below) in effect at the time of conversion. For purposes of this section, the "Series C Conversion Rate" initially shall be
                                   ------------------------
equal to the Series C Initial Purchase Price and shall be subject to adjustment as provided in Section 4.2(d)(iv)(C) below.

                    (II) To convert Series C Preferred Stock in accordance with this Section 4.2(d)(iv)(A), a holder must (i) surrender the certificate or certificates evidencing the shares of Series C Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the principal office of the Corporation or transfer agent for the Series C Preferred Stock; (ii) notify the Corporation in writing at such office that it elects to convert Series C Preferred Stock, and the number of shares it wishes to convert; (iii) state in writing the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax with respect to the transfer of the shares of Series C Preferred Stock to be converted, if required. The date on which the holder satisfies the foregoing requirements shall be the "Conversion Date." As soon as practical but
                                     ---------------
in any event within five Business Days of the Conversion Date, the Corporation shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, a check for the amount payable in respect of any fractional share pursuant to Section 4.2(d)(iv)(A)(III) and a new certificate representing the unconverted portion, if any, of the shares of Series C Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record of such Common Stock on and after the Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends, as of the Conversion Date, on converted shares of Series C Preferred Stock. If the last day on which Series C Preferred Stock may be converted is not a Business Day, Series C Preferred Stock may be surrendered for conversion on the next succeeding day that is a Business Day. Upon such conversion, the rights of the holders of converted Series C Preferred Stock with respect to the shares of Series C Preferred Stock so converted shall cease.

                    (III) The Corporation will not issue a fractional share of Common Stock upon conversion of Series C Preferred Stock. Instead the Corporation will deliver its check in an amount equal to the applicable fraction multiplied by the fair market value of the Common Stock on the Conversion Date as determined by the Corporation in its sole discretion (subject to adjustment for stock splits, subdivisions, combinations or other similar transactions).

               (B)  Mandatory Conversion. Subject to the adjustments set forth
                    --------------------
in Section 4.2(d)(iv)(C), each share of the Series C Preferred Stock automatically shall be converted into one share of Common Stock (subject to adjustment pursuant to Section 4.2(d)(iv)(C)) on the date a Qualified Initial Public Offering is consummated or upon the consent of 66 2/3% of the outstanding shares of Series C Preferred Stock ("Mandatory Conversion Date"). At least 60
                                     -------------------------
days prior to the occurrence of the Mandatory Conversion Date, the Corporation shall: (i) notify all holders of the Series C Preferred Stock of such event:
(ii) demand that all shares representing the Series C Preferred Stock be returned to the Corporation's offices or to the designated transfer agent; and
(iii) pay any transfer or similar tax with respect to the conversion, if any. As soon as practical but in any event within 30 days after the Mandatory Conversion Date, the Corporation shall deliver a certificate to and in the name of the holder of the Series C Preferred Stock for the number of shares of Common Stock issuable upon the conversion and a check in an amount calculated in accordance with Section 4.2(d)(iv)(A)(III) for any fractional shares, if any, for the shares of Series C Preferred Stock represented by the certificate. The name of the person in which the Series C Preferred Stock was issued shall be treated as the stockholder of record of the Common Stock in which the Series C Preferred Stock was converted on and after the Mandatory Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and previously declared and unpaid dividends, as of the Mandatory Conversion Date, on shares of Series C Preferred Stock converted pursuant to this Section 4.2(d)(iv)(B). Upon such conversion, the rights of the holders of converted Series C Preferred Stock with respect to the shares of Series C Preferred Stock so converted shall cease.

               (C)  Certain Matters With Respect to Conversion.
                    ------------------------------------------

                    (I) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series C Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series C Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

                    (II) The Series C Conversion Rate shall be subject to adjustment as follows:

                         (1)  In case the Corporation shall (i) pay a dividend
or make a distribution on its outstanding shares of Common Stock, or any other class of the corporation's stock other than Series B Preferred Stock or Series C Preferred Stock, in shares of Common Stock of the Corporation, (ii) subdivide or split its outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the Series C Conversion Rate following the effective date of such event shall be equal to the product of the Series C Conversion Rate in effect immediately prior to such adjustment multiplied by a fraction, the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the numerator of which is the number of shares outstanding immediately prior to such event.

                         (2)  In the event the Corporation at any time or from
time to time shall make or issue, or fix a record date for the determination of holders of Common Equity entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they each would have received had the Series C Preferred Stock been converted into Common Stock on the date of such event and had they each thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this section with respect to the rights of the holders of Series C Preferred Stock; provided, however, that no such adjustment shall be made if the
                 --------  -------
holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of such securities as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

                         (3)  If Common Stock issuable upon the conversion of
Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise

(other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                    (III) Adjustments to the Series C Conversion Rate also shall be made for certain dilutive issuances of additional shares of capital stock by the Corporation as set forth in this Section 4.2(d)(iv)(C)(III).

                           (1)  Special Definitions. For purposes of this
                                -------------------
Section 4.2(d)(iv)(C)(III), the following definitions shall apply:

                                  (a) "Option" shall mean rights, options,
                                       ------
     warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock.

                                  (b) "Additional Shares of Stock" shall mean
                                       --------------------------
     all shares of Common Stock or Preferred Stock and all Options issued by the Corporation after the Initial Issue Date for which the consideration per share (determined pursuant to Section 4.2(d)(iv)(C)(III)(3) below) is less than the Series C Conversion Rate in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Stock, other than shares of Common Stock or Preferred Stock issued or issuable:

                                      (i)   upon exercise of any Options
          outstanding on the Initial Issue Date; provided, however, that if the
                                                 --------  -------
          Corporation, after the Initial Issue Date, amends the exercise price or the number of shares covered by any Options outstanding on the Initial Issue Date, then such Options, as so amended, shall be deemed to have been issued after the Initial Issue Date;

                                      (ii)  by reason of a dividend, stock
          split, split-up or other distribution on shares of Common Stock that is covered by Section 4.2(d)(iv)(C)(II) above; or

                                      (iii) upon exercise of Options granted to
          employees or directors of, or consultants to, the Corporation pursuant to any Incentive or Non-Qualified Option Plan adopted by the Corporation's Board of Directors.

                             (2)  Adjustment of Series C Conversion Rate Upon
                                  -------------------------------------------
Issuance of Additional Shares of Stock. In the event the Corporation shall at
--------------------------------------
any time issue one or more Additional Shares of Stock, then and in such event, the Series C Conversion Rate shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Series C Conversion Rate then in effect by a fraction:

                                      (a)  the numerator of which shall be (i)
     the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of shares of Common Stock that the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Stock so issued would purchase at such Series C Conversion Rate; and

                                      (b)  the denominator of which shall be
     the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Stock so issued.

                             (3)  Determination of Consideration. For purposes
                                  ------------------------------
of this Section 4.2(d)(iv)(C)(III)(3), the consideration per share received by the Corporation for the issue of any Additional Shares of Stock shall be computed as follows:

                                      (a)  in case of the issuance of shares of
     Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                                      (b)  in the case of the issuance of shares
     of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors in its reasonable judgment exercised in good faith (irrespective of the accounting treatment thereof); and

                                      (c)  in the case of the issuance of
     Options, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Options plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Section 4.2(d)(iv)(C)(III)(3)).

                         (IV)   Whenever the number of shares of Common Stock
into which each share of Series C Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of the Series C Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for the Series C Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

                         (V)    The adjustments herein provided for shall be
made successively when the event giving rise to such adjustment occurs and shall become effective immediately following the record date for any event for which a record date is designated and on the effective date for any other event.

                         (VI)   Shares of Series C Preferred Stock that have
been converted as provided herein shall revert to the status of authorized but unissued shares of Series C Preferred Stock.

                         (VII)  For purposes of any computation of the number of
shares of Common Stock outstanding, such computation shall be made assuming conversion of all then outstanding shares of all series of Preferred Stock and exercise of all outstanding currently exercisable warrants and vested options.

                         (VIII) No adjustment in the Conversion Rate need be
made unless the adjustment would require an increase of at least one-half of one percent (.5%) in the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.2(d)(iv)(C) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                         (XI)   In any case in which this Section 4.2(d)(iv)(C)
shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (a) the issuance to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment; and (b) the delivery of a check for any remaining fractional shares as provided in Section 4.2(d)(iv)(A)(III) above.

                         (XII)  Any determination that the Corporation or its
Board of Directors must make pursuant to this Section 4.2(d)(iv)(C) shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 4.2(d)(iv)(C), such determination shall be made in good faith.

                         (XIII) If:

                                (1)  the Corporation takes any action that would
require an adjustment pursuant to Section 4.2(d)(iv);

                                (2)  the Corporation consolidates or merges
with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                                (3)  there is a dissolution or liquidation of
the Corporation; a holder of Series C Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least thirty (30) days before such date.

                         (XIV)  If the Corporation is party to a consolidation
or merger which reclassifies or changes its Common Stock or to the sale of all or substantially all of the assets of the Corporation, upon consummation of such transaction the Series C Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Series C Preferred Stock would have owned immediately after the sale, consolidation or merger, if such holder had converted Series C Preferred Stock immediately before the effective date of the transaction, and an appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series C Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to adjustment of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series C Preferred Stock. If this

Section 4.2(d)(iv)(C)(XIV) applies, Section 4.2(d)(iv)(C)(II) and
4.2(d)(iv)(C)(III) do not apply.

          (v)  Redemption by the Corporation.
               -----------------------------

               (A) To the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem, at the option of each holder of shares of Series C Preferred Stock, on the Initial Mandatory Redemption Date or, if such day is not a Business Day, the next succeeding Business Day, a number of shares not to exceed fifty percent (50%) of the then outstanding shares of Series C Preferred Stock of each holder at the Redemption Price. In addition, to the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem, at the option of each holder of shares of Series C Preferred Stock, on the Final Mandatory Redemption Date or, if such day is not a Business Day, the next succeeding Business Day, up to one hundred percent (100%) of the then outstanding shares of Series C Preferred Stock not subject to a redemption obligation as of the Initial Mandatory Redemption Date at the Redemption Price.

               (B) Shares of Series C Preferred Stock which have been issued and converted or reacquired in any manner, including as a result of redemption, shall (upon compliance with any applicable provisions of the Act) have the status of authorized and unissued shares of preferred stock of the Corporation undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock of the Corporation; provided, however, that no such issued and reacquired shares of Series C Preferred Stock shall be reissued as Series C Preferred Stock.

               (C) If on any Mandatory Redemption Date the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series C Preferred Stock required to be redeemed on such date pursuant to Section 4.2(d)(v)(A) (the "Mandatory Redemption Obligation"), the Corporation
                              -------------------------------
shall redeem on such Mandatory Redemption Date the number of shares of Series C Preferred Stock which it is able to redeem, ratably among the holders of Series C Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all shares of Series C Preferred Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at the Mandatory Redemption Date shall be converted into a debt obligation of the Corporation, evidenced by a promissory note in a form acceptable to the holders of Series C Preferred Stock to pay the Delinquent Mandatory Redemption Price and shall be discharged as soon as the Corporation is able to discharge such Delinquent Mandatory Redemption Price out of funds legally available therefor. If and so long as any Mandatory Redemption Obligation (or any obligation in respect of the Delinquent Mandatory Redemption Price) with respect to the Series C Preferred Stock shall not be fully discharged and paid, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of the Subordinate Stock (other than repurchases of shares of Subordinate Stock in accordance with the terms of restricted stock vesting agreements with employees of the Corporation approved by the Board of Directors of the Corporation prior to such Mandatory Redemption
Date).
               (D) Notwithstanding the foregoing provisions of this Section 4.2(d)(v) unless the full cumulative dividends on all outstanding shares of Series C Preferred Stock have been paid or contemporaneously are declared and paid for all post dividend periods, none of the shares of Series C Preferred Stock shall be redeemed or set aside for redemption, unless such shares of Series C Preferred Stock subject to redemption are redeemed pro rata.

               (E) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series C Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series C Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Mandatory Redemption Date; (vii) the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible; (vii) that Series C Preferred Stock called for redemption may be converted at any time before the close of business on the Mandatory Redemption Date; and (viii) that holders of Series C Preferred Stock must satisfy the requirements of Section 4.2(d)(iv)(A)(II) above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption other than shares converted into Common Stock prior to the Mandatory Redemption Date.

               (F) If notice has been mailed in accordance with Section 4.2(d)(v)(E) above and provided that on or before the Mandatory Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series C Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the record holder).

               (G) Any funds deposited with a bank or trust company for the purpose of redeeming Series C Preferred Stock shall be irrevocable except that:

                    (I) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                    (II) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

               (H) Notwithstanding anything to the contrary herein, no shares of Series C Preferred Stock may be redeemed except with funds legally available from the Corporation or any of its subsidiaries (including without limitation the LLC) for the payment of the Redemption Price.

          (vi) Voting Rights.
               -------------

               (A) Each holder of Series C Preferred Stock shall have one vote for each share (but not for any fractional share) of Common Stock that such holder would be entitled to receive if he were to convert his shares of Series C Preferred Stock into shares of Common Stock pursuant to Section 4.2(d)(iv)(A) and shall have the right to vote on all matters in like manner as the holders of the Common Stock. Except as may be otherwise required by law or set forth herein, the holders of the Series C Preferred Stock shall at all times vote together with the holders of the Common Stock as one class. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

               (B) So long as at least 25% of the originally issued Series C Preferred Stock remains outstanding, the Corporation cannot without the consent of a majority of the holders of the then outstanding shares of the Series C Preferred Stock voting as a single class either in writing without a meeting or by vote at any meeting called for the purpose, effect, validate or permit:

                    (I) any material or adverse amendment or alteration of the rights and preferences of the Series C Preferred Stock;

                    (II) any authorization, issuance or creation of, or increase in the authorized amount of, any shares of any class or any security of any class ranking senior to or in parity with the shares of Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; or

                    (III) any transaction or any act that would result in taxation of the holders of Series C Preferred Stock under Section 305 of the Internal Revenue Code.

          (vii)  Exclusion of Other Rights.  Except as may otherwise be
                 -------------------------
required by law, the shares of Series C Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 4.2(d) (as such Section may be amended from time to time) and as otherwise set forth in this Certificate of Incorporation.

          (viii) Headings of Subdivisions.  The headings of the various
                 ------------------------
subdivisions of this Section 4.2(d) are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (ix)   Severability of Provisions.  If any voting powers, preferences
                 --------------------------
and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Section 4.2(d) (as such

Section may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Section (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     (e)  Issuance of Additional Preferred Stock.  Subject to the rights and
          --------------------------------------
preferences of any then-existing senior series of Preferred Stock, one or more additional series of Preferred Stock may be created, authorized and issued by the Board of Directors from time to time as hereafter provided.

          The Board of Directors is hereby expressly authorized, by resolution from time to time adopted providing for the issuance of Preferred Stock, to fix and state the designations, powers, preferences and relative, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following with respect to which the Board of Directors shall determine to make effective provisions:

          (i)   the distinctive name and serial designation;

          (ii)  the dividend payment dates;

          (iii) the rate or rates at which dividends, if any, shall be paid;

          (iv) whether dividends are to be cumulative or non-cumulative and any preferential or other special rights with respect to the payment of dividends;

          (v) whether any series shall be redeemable and, if so, the terms, conditions and manner of redemption and the redemption price or prices;

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          (vi)   the rights of a series on voluntary or involuntary liquidation, dissolution or winding up, including the amount or amounts of preferential or other payment to which any series is entitled over any other series or over the Common Stock;

          (vii) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over dividends on the Common Stock;

          (viii) the number of shares of such series;

          (ix)   the voting rights, if any, for such series;  and

          (x)    the conversion rights, if any, for such series.

         Unless otherwise provided in the resolution of the Board of Directors providing for the issue thereof, shares of any series of Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise, may by resolution of the Board of Directors be returned to the status of authorized but unissued Preferred Stock of the same or other series. Unless otherwise provided in the resolution of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution of the Board of Directors. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

                                   ARTICLE V

                            LIMITATION ON LIABILITY

          To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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                                   ARTICLE VI

                                INDEMNIFICATION

          Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another Corporation, or in a similar capacity of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the procedures specified in the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification and advancement of expenses greater or different than that provided in this Article. No amendment or repeal of this Article shall adversely affect any right or protection existing under or pursuant to this
Article immediately before the amendment or repeal.

                                  ARTICLE VII

                             ELECTION OF DIRECTORS

               Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.



                                  ARTICLE VIII

                              AMENDMENTS TO BYLAWS

               The board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

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         IN WITNESS WHEREOF, this Restated Certificate of Incorporation of the
Corporation has been signed this 29th day of May, 1998.



                                             COLORADO GREENHOUSE HOLDINGS, INC.



                                             By: /s/ James R. Rinella
                                                 --------------------
                                                 James R. Rinella
                                                 Chief Executive Officer


Attest:

/s/ Allan R Fine
----------------
Alan R. Fine
Secretary